Exhibit 99.1

NEWS RELEASE

For Immediate Release

July 24, 2002

For Further Information Contact:
Craig Stilwell, Executive Vice President
(304) 769-1113

City Holding Company To Make Presentation at
Keefe, Bruyette & Woods, Inc. Community Bank Investor Conference

Charleston, West Virginia—City Holding Company, “the Company” (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, will participate in Keefe, Bruyette & Woods, Inc.’s Third Annual Community Bank Investor Conference in New York City on July 24-25, 2002.

Jerry Francis, Chairman, President and CEO and Charles (Skip) Hageboeck, Executive Vice President and CFO have been invited to speak at the Conference, which is attended by investors and CEO’s from over 50 community banks across the country. Mr. Francis and Mr. Hageboeck will address the conference on City Holding Company’s remarkable financial turnaround that was achieved over the past year.

“We are pleased to be invited to share City’s success story with the investment community”, stated Francis. “The contributions of our board, management and staff have allowed the Company to achieve what must certainly be viewed as one of the quickest and best turnarounds in banking history. City Holding Company’s turnaround story should be well received by investors.” The full presentation will be available on the Company’s web site at www.cityholding.com.

During the second quarter of 2002, the Bank’s primary regulator, the Office of the Comptroller of the Currency (the “OCC”) released the Bank from a formal agreement that restricted the Bank’s activities and the Company’s primary regulator, the Federal Reserve Bank of Richmond (the “FRBR”) released the Company from a Memorandum of Understanding. In addition, the Company declared that it would resume dividends on its trust preferred securities that had been deferred at the direction of the FRBR. The Company also announced the resumption of a quarterly dividend on common shares of $0.15 per share and purchase programs for both the common and preferred shares.

The Company recently announced net income for the second quarter of 2002 of $7.7 million, or $0.45 per share, compared with a net loss of $20.1 million, or a loss of $1.19 per share, in the second quarter of 2001. These results represent an 18.4% increase over first quarter 2002 earnings per share of $0.38. The Return on Assets during the second quarter of 2002 was 1.48%, the Return on Equity was 19.70%, and the Efficiency Ratio was 59.8%.

“With these results, the Company has achieved what must certainly be viewed as top quartile performance among its peers,” added Francis. We are pleased that our shareholders have been rewarded for their patience as our stock price has increased from $13.01 at June 23, 2001 to $23.41 on June 30, 2002—representing an increase of 80% that we believe may be the best stock price performance among our peers during this timeframe.”

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future and further resolution of various loan quality issues; (2) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues or may be unable to meet its expectations regarding loan and deposit growth; (5) the Company may be unable to manage its expense levels due to the expenses associated with its loan portfolio quality, regulatory, and legal issues; (6) rulings affecting, among other things, the Company’s and its banking subsidiaries’ regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the planned purchase of Trust I and Trust II Capital Securities and the common stock may not occur or may not have the effects anticipated. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.